News Release
FOR IMMEDIATE RELEASE

Ryder System, Inc. Elects Charles M. Swoboda to its Board of Directors

MIAMI, December 12, 2022—The board of directors of Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and commercial fleet management solutions, today announces the appointment of Charles M. “Chuck” Swoboda to its board, effective December 12, 2022. Mr. Swoboda will serve as a member of the audit and governance committees.

“The board nominated Mr. Swoboda as director for his impressive leadership experience,” says Ryder Chairman and CEO Robert Sanchez. “Chuck’s experience as an innovator and proven track record of bringing innovative and relevant technologies to market, along with his financial acumen, business management, and experience in serving on both private and publicly traded boards are skills that complement the other skills represented on our board.”

Mr. Swoboda most recently served as chairman, president, and chief executive officer of Cree, Inc. (now known as Wolfspeed, Inc. (NYSE: WOLF)), a global leader in silicon carbide technology and production. Over his 16-year tenure as CEO (2001-2017), he led the company from $177 million in revenues to more than $1.6 billion. During this time, Cree transformed from a start-up into a global market leader with more than 6,000 employees. Under Mr. Swoboda’s leadership, the company was recognized as MIT Technology Review’s “50 Smartest Companies” for 2014 and as one of Fast Company’s “World’s 50 Most Innovative Companies” in 2015.

After retiring in 2017, Mr. Swoboda joined the board of Anixter International in May 2019, serving on its compensation committee and nominating and governance committee. He served on this board until the company was sold to WESCO International (NYSE: WCC) in 2020.

The Ryder board is also increasing the size of the board to twelve members to accommodate the appointment.

To learn more about Ryder’s board of directors, please visit: https://investors.ryder.com/

NOTE: A headshot of Mr. Swoboda is available in the Ryder Newsroom and via BusinessWire.

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About Ryder System, Inc.
Ryder System, Inc. (NYSE: R) is a leading logistics and transportation company. It provides supply chain, dedicated transportation, and fleet management solutions, including full service leasing, rental, and maintenance, used vehicle sales, professional drivers, transportation services, freight brokerage, warehousing and distribution, e-commerce fulfillment, and last mile delivery services, to some world’s most-recognized brands. Ryder provides services throughout the United States, Mexico, and Canada. In addition, Ryder manages nearly 239,000 commercial vehicles and operates more than 330 warehouses, encompassing more than 80 million square feet. Ryder is regularly recognized for its industry-leading practices in third-party logistics, technology-driven innovations, commercial vehicle maintenance, environmentally friendly solutions, corporate social responsibility, world-class safety and security programs, military veteran recruitment initiatives, and the hiring of a diverse workforce. www.ryder.com

Contacts:
Amy Federman, Corporate Communications, (305) 500-4989, AFederman@Ryder.com
Bob Brunn, Investor Relations, (305) 500-4053, Bob_S_Brunn@ryder.com

Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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